Exhibit 11


                       JOHNSON WORLDWIDE ASSOCIATES, INC.
                                AND SUBSIDIARIES

                        Computation of Earnings Per Share

                              Three Months Ended       Nine Months Ended

    (thousands of dollars,
    except share and per      July 1,     July 2,     July 1,     July 2,
    share data)                1994         1993        1994       1993
    Primary:

    Weighted average
     common shares
     outstanding           8,023,210   7,936,678   8,005,826  7,924,662

    Common equivalent
     shares                   70,996      57,485      59,636     47,154
                           ---------   ---------   ---------  ---------
    Weighted average
     common and common
     equivalent shares
     outstanding           8,094,206   7,994,163   8,065,462  7,971,816
                           =========   =========   =========  =========
    Income from continuing
     operations            $   7,939   $   6,182   $  12,044  $   9,431
                            =========  =========   =========  =========
    Primary earnings per
     share from continuing
     operations            $     .98   $     .77   $    1.49  $    1.18
                           =========   =========   =========   ========
    Fully diluted:

    Weighted average
     common shares
     outstanding           8,023,210   7,936,678   8,005,826  7,924,662

    Common equivalent
     shares                   86,538      60,875      64,816     50,790
                           ---------   ---------   ---------  ---------
    Weighted average
     common and common
     equivalent shares
     outstanding           8,109,748   7,997,553   8,070,642  7,975,452
                           =========   =========   =========  =========

    Income from continuing
     operations            $   7,939   $  6,182  $   12,044  $   9,431
                            ========    =======   =========   ========

    Fully diluted earnings
     per share from
     continuing
     operations            $     .98   $    .77  $     1.49  $   1.18
                           =========   ========  ==========  ========

   Earnings per share from discontinued operations and from gain on disposal of discontinued operations are computed by dividing the income from discontinued operations or the gain on disposal of discontinued operations by the applicable primary or fully diluted weighted average common and common equivalent shares outstanding.